Exhibit 99.3

HCP 3.0 Post-Spin Outlook Presentation November 1, 2016 Senior Housing Life Science Medical Office

HCP's Near-Term Strategic Priorities

Priority	Status
Execute the Spin-off of the HCR ManorCare Portfolio	✓ Completed on Oct 31, 2016
Reduce and Improve Brookdale Concentration	✓ Will be reduced from 35% immediately post-spin to 27% via announced transactions(1)
Improve Balance Sheet Metrics	✓ Executing and refining financing plan announced in May 2016(2), resulting in better credit metrics than initially anticipated
Become a Leader in Transparency and Clarity	✓ Revamped and enhanced Supplemental disclosures in 3Q16
Establish the Next Generation of Leadership for HCP 3.0	Underway in completing C-Suite appointments before year end

Substantial Progress towards Accomplishing Our Near-Term Goals

(1) Concentration is based on cash NOI plus interest income. Reflects the announced RIDEA II transaction, sale of 64 Brookdale triple-net assets, sale or transfer of 25 Brookdale triple-net assets and transfer of 4 Brookdale communities to another operator.

(2) HCP's financing plan outlined at the time of the Spin announcement in May 2016 anticipated paying down $2.6 billion of debt using proceeds from QCP financing, RIDEA II transaction and asset sales.

HCP 3.0

1

HCP

Who We Are Today Represents HCP’s preliminary 2017 Outlook provided on 11/1/16 for cash NOI plus interest income from debt investments. Other segment primarily consists of hospitals, U.K. real estate, and all debt investments. Private pay is defined as out-of-pocket or commercial insurance. Large, diversified healthcare REIT with high-quality cash flows from needs-based private pay sources Complementary triple-net leases and operating business platforms across multiple healthcare sectors Post-Spin, HCP has a Younger, Higher Quality Portfolio of Private Pay Assets in Top 50 MSAs with Above Average Population Growth Other 14%(2) Senior Housing Operating Portfolio “SHOP” 19% $1.3B Cash NOI plus Interest Income(1) HCP 3.0 94% Private Pay(3) 79% Concentrated in Top 50 MSAs 800 Properties 39% Top 3 Tenants Diversified Tenants 6% (vs. 4% national avg) Strong Population Growth over Next 5 Years 87 MSAs 43 States Geographically Diversified 43% Senior Housing Senior Housing NNN 24% Life Science 21% Medical Office 22%

Improved lease coverage with announced Brookdale transactions(1) Added 6 new operators, diversifying our relationships 74% located in Top 50 NIC MSAs Premier Portfolio in Attractive Healthcare Markets 43% 83% located on-campus; 87% in Top 50 MSAs 95% affiliated with 200+ hospitals and healthcare systems Steady occupancy consistently above 90% Medical Office 22% Represents recently sourced new relationships (1) After giving effect to the announced Brookdale transactions, EBITDAR-to-Rent coverage for the retained 78 triple-net properties increases to 1.21x for the trailing 12 months ended 9/30/16. Note: Percentages are based on 2017 outlook for cash NOI plus interest income from debt investments. Excludes the Other segment, which primarily consists of hospitals, U.K. real estate, and all debt investments. HCP 3.0 96% located in 2 of the Top 3 core markets Largest owner and developer on the West Coast The Cove development represents a 1.0M sq. ft., LEED Silver waterfront campus in S. San Francisco 87% of revenues from public or well-established private companies Life Science 21% Amgen Senior Housing

Launching HCP 3.0 with a Much Stronger Brookdale NNN Portfolio

- +19 bps higher EBITDAR-to-Rent coverage at the property level of 1.21x (leases continue to benefit from BKD guaranty)
- Immediately reduce tenant concentration from 16% to 10%[(1)]
- Improved underlying operating metrics including occupancy and margins
- Further improvement to our Brookdale portfolio will continue to be a focus

Reconstitute and Upgrade Our Brookdale NNN Portfolio

	Current BKD NNN Portfolio[(2)]	Change	HCP 3.0 BKD NNN Portfolio	Sale of 64 Properties	Sale / Transition of 25 Properties
# of Properties	167		78	64	25
Located in Top 99 NIC Markets	74%	↑ 5%	79%	70%	61%
Contractual Rent[(3)]	$222M		$121M	$90M	$11M
% of Overall HCP	**16%**	↓ 6%	**10%**		
Property EBITDAR-to-Rent Coverage[(4)]	**1.02x**	↑ 19 bps	**1.21x**	0.81x	0.52x
Occupancy	86.5%	↑ 260 bps	89.1%	85.2%	79.9%
EBITDAR Margin[(5)]	30.2%	↑ 470 bps	34.9%	27.1%	14.0%
Qualified Care Giver Population Growth[(6)]	11.6%		11.9%	11.2%	10.8%
Senior 75+ Population Growth	17.9%		18.0%	18.4%	14.6%
Median Net Worth 75+	$210K		$211K	$214K	$191K
HCP NOI Exposed to New Supply	4.0%		1.9%		

(1) Concentration is based on cash NOI plus interest income. Taking into account RIDEA communities managed by Brookdale, our total Brookdale exposure is reduced from 35% immediately post Spin to 27% (also reflecting the RIDEA II transaction).
(2) Excludes eight properties with upcoming lease expirations in the next six months.
(3) Reflects contractual rent adjusted for the rent re-allocation as part of the 25 NNN sale/transition as of September 2016, annualized.
(4) EBITDAR-to-Rent Coverage for the retained 78 communities is calculated using trailing 12 months EBITDAR as of September 30, 2016 and re-allocated rents. All other coverages use rents for the trailing 12 months ended September 30, 2016 before giving effect to the rent re-allocation.
(5) Based on trailing 12 months ended September 30, 2016.
(6) Qualified Care Givers: Households – Age 45-64 / Income $100,000+.

HCP 3.0
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HCP

2016 Nov 1st Guidance (mid-point) 2016 Pro Forma Run Rate(1) 2017 Outlook (mid-point) NAREIT FFO per share $2.38 $1.58 $1.91 FFO as Adjusted per share $2.72 $1.92 $1.92 Cash NOI SPP 3.25% n/a 3.0% NOI SPP 2.2% n/a 2.0% Assumed timing of transactions: Spin 10/31/16 1/1/16 10/31/16 RIDEA II transaction 11/30/16 1/1/16 11/30/16 Sale of 64 Brookdale triple-net properties No Impact 1/1/16 2/1/17 2016 Guidance, Pro Forma Run Rate and 2017 Outlook HCP POST-SPIN OUTLOOK Represents the annualized, run-rate impact from the Spin, RIDEA II transaction and the sale of 64 Brookdale triple-net properties for $1.1B as if all transactions occurred on January 1, 2016 and excluding the gains from participating debt recognized in 2016.

Bridge to 2016 “Pro Forma Run Rate” Combined, these transactions generate gross proceeds totaling $3.3B to HCP and reduce annual income by $600M Based on the mid-point of the Company’s 2016 guidance on 11/1/16. Guidance reflects the Spin completion on 10/31/16 and RIDEA II transaction on 11/30/16, and assumes the Brookdale transactions are completed in 2017. Substantially all of the gross proceeds are used to repay debt at a blended interest rate of 5.2%. Remaining proceeds are used to fund transaction and prepayment costs and for reinvestment. $ per share FFO as Adjusted 2016 Current Guidance(1) $ 2.72 plus: 2-month net impact from Spin transaction 0.15 2016 Guidance – “WholeCo” Basis 2.87 Gains from participating debt (0.04) 2016 WholeCo Run Rate $ 2.83 Reduced annual income contribution from NOI from assets transferred to QCP (1.03) NOI (rent) on Brookdale 64 NNN assets (0.20) RIDEA II transaction (0.06) Subtotal (1.29) Use of proceeds Repay bonds, mortgage debt, revolver and other(2) 0.38 HCP Pro Forma Run Rate (Annual RemainCo) $ 1.92 HCP POST-SPIN OUTLOOK

2016 Run Rate to 2017 Outlook:
Major Drivers Impacting FFO as Adjusted



$/share
$1.92
$0.05
$0.02
($0.02)
($0.04)
($0.01)
$1.92
2016 Run Rate FFO as Adj.(1)
3.0% Cash SPP, less Straight Line Rent & Other(2)
Committed Re/Development Projects
Drag from Add'l Re/Dev Projects
Tenant Purchase Options & Other Capital Recycling(3)
Other Items, net
2017 Outlook FFO as Adj.

Organic Growth from Same-Store and Development Earn-In are Offset by Tenant Purchase Options and other Capital Recycling Activities

(1) 2016 Run Rate represents the annualized, run-rate impact from the QCP Spin, sale of 64 Brookdale triple-net assets, and the RIDEA II transaction.
(2) Includes straight-line & above/below market rents, accretion on DFL investments and termination fees.
(3) Includes ($0.03) from tenant purchase options for Genentech ($310M in Nov'16) and Tenet ($43M in Feb'17), and ($0.01) from other capital recycling activities.

7

HCP POST-SPIN OUTLOOK

HCP

Combined Sources and Use of Proceeds – Spin, RIDEA II, and Portfolio Sale of Brookdale 64 properties Revolver balance includes 2016 YTD debt maturities totaling $600 million ($200 million mortgage at 6.6% and $400 million unsecured bonds at 6.3%) at a blended 6.4%. Includes QCP spin costs (approximately $155 million including financing costs) and debt prepayment penalties (approximately $50 million). HCP POST-SPIN OUTLOOK Sources Uses $B Timing $B Rate Timing QCP gross proceeds $1.75 4Q16 HCP debt repayment RIDEA II transaction 0.47 4Q16 Unsecured bonds and mortgage debt $1.21 6.3% 4Q16 BKD 64 asset sales 1.13 1Q17 Mortgage debt 0.47 5.7% 1Q17 Unsecured bonds 0.25 5.6% 2Q17 Subtotal 1.93 6.1% Revolver draw for 2016 maturities (1) 0.60 6.4% 4Q16-1Q17 Revolver (other) 0.62 1.5% 4Q16-1Q17 Total debt repayment 3.15 5.2% Spin transaction costs (2) 0.20 Total $3.35 Total $3.35

Projected Debt Maturity Schedule(1) 4.1% weighted average interest rate 6.7 years weighted average maturity ($ in millions) We Will Have Addressed Substantially All Debt Maturities Through the End of 2018 As of 9/30/16, excluding revolver and other debt. Projected maturity schedule reflects $3.15 billion of anticipated debt paydown using proceeds from QCP financing, RIDEA II transaction and Brookdale asset sales during Q4’16 and Q2’17 (see page 8 for detailed assumptions). (natural hedge for UK investments) HCP POST-SPIN OUTLOOK $241 $37 $752 $838 $1,224 $918 $806 $1,153 $1,371 $403 $0 $400 $800 $1,200 $1,600 $2,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Thereafter Senior Unsecured Notes Secured Debt (incl/ pro rata JV) Unsecured Term Loans

Committed to a Strong Balance Sheet

- With proceeds from QCP, RIDEA II transaction and Brookdale asset sales, we plan to pay down $3.15 billion of debt, resulting in an improved credit profile
- Current credit ratings are Baa2 (stable) for Moody's, BBB (stable) for S&P (reaffirmed in October), and BBB (stable) for Fitch (stable-positive ratings action in October)
- Ample liquidity with $2 billion revolver and large unencumbered asset base

	Preliminary Post Spin Targets at Announcement(1)	2017 Targets(2)	General Targets
Net Debt / EBITDA	~6.5x	Low to mid-6x	5.5x-6.0x
Financial Leverage	45%	43%-44%	<40%
Fixed Charge Coverage	3.75x	3.6x-3.8x	>3.5x
Top 3 Tenant Concentration(3)	~40%	35%-40%	30-35%

2017 Target Credit Metrics are Better than our Preliminary Post-Spin Targets… with the Goal of Reducing Leverage Further and Regaining Baa1/BBB+ Ratings Over Time

(1) Post-spin targets discussed at the time of the Spin announcement in May 2016.
(2) Represents year end 2017 targets.
(3) Top three tenant concentration was 55% pre-spin. Concentration is based on cash NOI plus interest income.

HCP POST-SPIN OUTLOOK

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HCP

Investment plan emphasizing prudent capital allocation and accretive growth objectives Improvement in credit metrics over time to regain Baa1/BBB+ ratings Best-in-class disclosures and transparency What Differentiates HCP 3.0 High quality portfolio reinforcing stability and organic growth, with 94% private-pay revenue sources, strong coverage levels on triple-net portfolio and improved tenant concentration Strong and improving investment grade balance sheet with ample liquidity and no significant debt maturities through end of 2018 Stable on-campus MOB portfolio well-known for its consistent performance Premier Life Science platform featuring The Cove development Global leader in sustainability Smaller investment base to grow off of We Will Strive to be Recognized in Our Industry for Our: CONCLUSION The Solana Preserve Houston, TX Evergreen Medical Office Lone Tree, CO

Appendix

Assumptions for 2016 Guidance & 2017 Outlook

	2016 Guidance	2017 Outlook
YoY Cash NOI SPP Growth(1)	2.75%-3.75%	2.5%-3.5%
YoY NOI SPP Growth(1)	1.7%-2.7%	1.5%-2.5%
G&A Expense	$103M-$105M ($89M-$91M excl. severance charges)	$83M-$87M
Interest Expense	$463M-$467M	$305M-$315M
Dispositions	$1.3B @ 7%	$1.2B-$1.7B @ 8% (primarily $1.1B BKD assets)
Recurring CapEx / 2nd Generation(2)	$88M-$90M (7% of cash NOI)(3)	$92M-$97M (8% of cash NOI)
1st Generation TIs (non-recurring)(2)	$152M-$155M	$80M-$90M
Re/Development Spend(2)	$248M-$251M @ 7.5%-8.0% stabilized ROC(4)	$315M-$325M @ 7.5%-8.0% stabilized ROC(4)
Dividend per Share(5)	$2.095	$1.48
Fully Diluted FFO as Adj. Wtd. Avg. Share Count	473M	476M

(1) 2016 Nov 1st Guidance reflects full year same-store growth excluding QCP.
(2) Excludes pro rata share of unconsolidated JV capital spend of: $5M-$7M recurring and $40M-$45M non-recurring/development spend in 2016; $10M-$15M recurring and $25M-$30M non-recurring/development spend in 2017.
(3) 2016 Cash NOI excludes contribution from QCP.
(4) Estimated stabilized ROC for ground-up development projects only.
(5) 2016 dividend per share is $0.575 for 1Q-3Q and $0.37 for 4Q. 2017 dividend per share is based on last quarter declared, annualized for modeling purposes.

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APPENDIX

HCP

Full Year 2016 & 2017 Same Property Performance Represents forecasted same-store cash NOI growth at the mid-point, excluding QCP for 2016. Cash NOI SPP Growth(1) Our Diversified Portfolio is Projected to Generate Same-Store Cash NOI Growth in 2017 of 3%, Led by Continued Strength in our SHOP Platform Improvement in Senior Housing triple-net performance is primarily driven by contractual rent increases and additional CapEx rents (2016 impacted by previous rent reduction in BKD portfolio to cancel purchase options) SHOP performance is primarily driven by higher rates and growth from capital investments 2017 Life Science performance is primarily driven by contractual rent escalators, partially offset by projected rent abatements and downtime on expiring leases Steady Medical Office performance benefits from high tenant retention and on-campus locations APPENDIX 1.0% 4.25% 7.75% 2.8% 1.25% 3.25% 3.75% 4.5% 2.2% 2.5% 1.25% 3.0% 0% 1% 2% 3% 4% 5% 6% 7% 8% SH NNN SHOP Life Science Medical Office Other Total HCP 2016F 2017F

Significant Value Creation from Development Pipeline[1]

$810M of Committed Ground-up Developments


Medical Office
16%
84%
Life Science

- Life Science Class A Cove development is currently 63% committed[2] *(see page 16 of this presentation and Nov 1st press prelease announcing the commencement of the next Phase III)*
- MOB developments are 63% committed, and affiliated with / anchored by strong health systems, including Memorial Hermann and HCA
- Targeting stabilized return on cost (ROC) of between 7.5% and 8.0%

15

Development Pipeline Accretive to NAV and Earnings Growth Over time

($ millions)

- Represents meaningful driver of accretive NAV and earnings growth upon stabilization, complementing same-store performance
- $430M of remaining spend to complete the buildout


$810
$84M completed & placed in service
Pipeline Expected to Stabilize in Phases
$37
$158
$215
$228
$88
1H
2H
2017
1H
2H
2018
1H
2019

(1) Reflects committed ground-up development projects as of 9/30/16, and the third phase of the Cove commenced on 10/31/16.
(2) Based on executed leases at Phases I and II as of 9/30/16 (does not include Phase III which was initiated on 10/31/16). Preleasing for the Cove development project is at 36% including the new Phase III.

APPENDIX

The Cove at Oyster Point Development Premier Class A Life Science development project totaling one million sq. ft. at the gateway to South San Francisco, where overall Life Science vacancy is below 3% Phase I is 73% leased; 247,000 sq. ft. in two buildings (opened 3Q 2016) Phase II is 50% pre-leased; 230,000 sq. ft. in two buildings (commenced in February 2016; anticipated delivery 4Q 2017) Commencing Phase III; 336,000 sq. ft. in two buildings (anticipated delivery 4Q 2018) LEED Silver campus with rich amenity profile, including food service, fitness, meeting space, hotel & retail APPENDIX

This presentation is being presented solely for your information, is subject to change and speaks only as of the date hereof. This presentation and comments made by management do not constitute an offer to sell or the solicitation of an offer to buy any securities of HCP or any investment interest in any business ventures of HCP. This presentation is not complete and is only a summary of the more detailed information included elsewhere, including in HCP’s Securities and Exchange Commission filings. No representation or warranty, expressed or implied is made and no reliance should be placed on the accuracy, fairness or completeness of the information presented. HCP, its affiliates, advisers and representatives accept no liability whatsoever for any losses arising from any information contained in this presentation. FORWARD-LOOKING STATEMENTS Statements in this presentation, as well as statements made by management, that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, our statements regarding our planned or pending transactions, our financing plans, our prospects, and our economic guidance, outlook and expectations. All forward-looking statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our and our management's control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant portion of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management and other key personnel; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of investments, including those investments discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation and other legal requirements, including licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the government of its obligations; our ability to manage our indebtedness level and changes in the terms of such indebtedness; our ability to maintain our qualification as a real estate investment trust; the impact of the spin-off transaction on our business; and other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. NON-GAAP FINANCIAL MEASURES This presentation contains certain supplemental non-GAAP financial measures. While HCP believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this presentation should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. You are cautioned that there are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, HCP’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. Reconciliations of the non GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix to this presentation. Disclaimer 17

Definitions

Funds From Operations (“FFO”)  We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute our share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO (see above) do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

The presentation of pro-rata information has limitations which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting or allocating noncontrolling interests, and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from ours.

In addition, we present FFO before the impact of non-comparable items including, but not limited to, severance-related charges, litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets, prepayment costs (benefits) associated with early retirement or payment of debt, foreign currency remeasurement losses (gains) and transaction-related items (“FFO as adjusted”). Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Transaction-related items include acquisition and pursuit costs (e.g., due diligence and closing) and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes, in addition to adjustments made to arrive at the NAREIT defined measure of FFO, other adjustments to net income (loss). FFO as adjusted is used by management in analyzing our business and the performance of our properties, and we believe it is important that stockholders, potential investors and financial analysts understand this measure used by management. We use FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as adjusted may not be comparable to those reported by other REITs.

Net Operating Income from Continuing Operations (“NOI”)  NOI and adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. We include properties from our consolidated portfolio, as well as our pro-rata share of properties owned by our unconsolidated joint ventures in our NOI and adjusted NOI. We believe providing this information assists investors and analysts in estimating the economic interest in our total portfolio of real estate. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of revenues and expenses included in NOI (see below) do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

The presentation of pro-rata information has limitations, which include, but are not limited to, the following (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.

1

Definitions

NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees and lease termination fees (“non-cash adjustments”). Adjusted NOI is oftentimes referred to as “cash NOI.” We use NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.

Operating expenses generally relate to leased medical office and life science properties and senior housing RIDEA properties. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense. Periodically, we review the classification of expenses between categories and make revisions based on changes in the underlying nature of the expenses

Same Property Portfolio SPP NOI and adjusted NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in our SPP NOI and adjusted NOI (see NOI above for further discussion regarding our use of pro-rata share information and its limitations). We identify our SPP as stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. A property is removed from our SPP when it is sold, placed into redevelopment or changes its reporting structure.

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Non-GAAP Reconciliations

Projected Future Operations(1)

(Unaudited)

	Full Year 2016		Full Year 2017
	Low	High	Low	High

Diluted earnings per common share	$ 1.49	$ 1.55	$ 1.07	$ 1.13
Depreciation and amortization	1.20	1.20	1.11	1.11
Other depreciation and amortization	0.03	0.03	0.02	0.02
Taxes associated with real estate disposition	0.11	0.11	—	—
Gain on sales of real estate	(0.54)	(0.54)	(0.43)	(0.43)
Joint venture FFO adjustments	0.06	0.06	0.11	0.11
Diluted FFO per common share	$ 2.35	$ 2.41	$ 1.88	$ 1.94
Transaction-related items and other	0.21	0.21	0.01	0.01
Loss on extinguishment of debt(2)	0.10	0.10	—	—
Severance-related charges(3)	0.03	0.03	—	—
Diluted FFO as adjusted per common share	$ 2.69	$ 2.75	$ 1.89	$ 1.95

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Non-GAAP Reconciliations

Projected SPP NOI and Cash NOI(1)

Dollars in thousands (Unaudited)

For the projected full year 2016 (low):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI	$416,800	$236,700	$289,700	$272,000	$123,700	$402,600	$1,741,500
Non-SPP NOI	(22,700)	(126,200)	(38,600)	(35,150)	(27,850)	(402,600)	(653,100)
SPP NOI	394,100	110,500	251,100	236,850	95,850	—	1,088,400
Non-cash adjustments to SPP NOI(4)	(11,200)	—	1,500	(250)	(900)	—	(10,850)
SPP cash (adjusted) NOI	$382,900	$110,500	$252,600	$236,600	$94,950	$—	1,077,550
Addback adjustments(5)							663,950
Other income and expenses(6)							253,000
Costs and expenses(7)							(1,286,700)
Net income							$707,800

For the projected full year 2016 (high):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI	$421,100	$238,500	$292,500	$274,600	$124,900	$408,500	$1,760,100
Non-SPP NOI	(23,000)	(126,950)	(39,000)	(35,450)	(28,100)	(408,500)	(661,000)
SPP NOI	398,100	111,550	253,500	239,150	96,800	—	1,099,100
Non-cash adjustments to SPP NOI(4)	(11,400)	—	1,500	(250)	(900)	—	(11,050)
SPP cash (adjusted) NOI	$386,700	$111,550	$255,000	$238,900	$95,900	$—	1,088,050
Addback adjustments(5)							672,050
Other income and expenses(6)							257,200
Costs and expenses(7)							(1,282,500)
Net income							$734,800

For the year ended December 31, 2015:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI	$424,841	$178,706	$278,261	$254,555	$119,474	$598,254	$1,854,091
Non-SPP NOI	(31,890)	(72,191)	(36,106)	(20,774)	(24,941)	(598,254)	(784,156)
SPP NOI	392,951	106,515	242,155	233,781	94,533	—	1,069,935
Non-cash adjustments to SPP NOI(4)	(11,929)	—	(6,630)	(2,465)	(291)	—	(21,315)
SPP cash (adjusted) NOI	$381,022	$106,515	$235,525	$231,316	$94,242	$—	1,048,620
Addback adjustments(5)							805,471
Other income and expenses(6)							162,951
Costs and expenses(7)							(1,113,712)
Impairments, net							(1,403,853)
Impairment of investments in unconsolidated joint ventures							(45,895)
Net loss							$(546,418)

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Non-GAAP Reconciliations

Projected SPP NOI change for the full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	0.3%	3.75%	3.7%	1.3%	1.4%	1.7%
High	1.3%	4.75%	4.7%	2.3%	2.4%	2.7%

Projected SPP cash NOI change for the full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	0.5%	3.75%	7.25%	2.3%	0.75%	2.75%
High	1.5%	4.75%	8.25%	3.3%	1.75%	3.75%

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Non-GAAP Reconciliations

Projected SPP NOI and Cash NOI(1)

Dollars in thousands (Unaudited)

For the projected full year 2017 (low):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI	$310,600	$240,500	$268,500	$281,400	$131,700	$1,232,700
Non-SPP NOI	(18,200)	(50,600)	(37,300)	(25,300)	(20,450)	(151,850)
SPP NOI	292,400	189,900	231,200	256,100	111,250	1,080,850
Non-cash adjustments to SPP NOI(4)	650	—	6,200	(700)	(4,450)	1,700
SPP cash (adjusted) NOI	$293,050	$189,900	$237,400	$255,400	$106,800	1,082,550
Addback adjustments(5)						150,150
Other income and expenses(6)						220,500
Costs and expenses(7)						(933,300)
Net income						$519,900

For the projected full year 2017 (high):

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
NOI	$314,800	$242,900	$271,400	$284,100	$132,900	$1,246,100
Non-SPP NOI	(19,550)	(51,200)	(37,900)	(25,400)	(20,550)	(154,600)
SPP NOI	295,250	191,700	233,500	258,700	112,350	1,091,500
Non-cash adjustments to SPP NOI(4)	650	—	6,200	(800)	(4,500)	1,550
SPP cash (adjusted) NOI	$295,900	$191,700	$239,700	$257,900	$107,850	1,093,050
Addback adjustments(5)						153,050
Other income and expenses(6)						227,500
Costs and expenses(7)						(926,300)
Net income						$547,300

For the projected mid-point full year 2016:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	QCP	Total
NOI	$418,950	$237,600	$291,100	$273,300	$124,300	$405,550	$1,750,800
Non-SPP NOI	(130,050)	(55,000)	(57,800)	(22,700)	(14,900)	(405,550)	(686,000)
SPP NOI	288,900	182,600	233,300	250,600	109,400	—	1,064,800
Non-cash adjustments to SPP NOI(4)	(5,100)	—	100	(200)	(3,400)	—	(8,600)
SPP cash (adjusted) NOI	$283,800	$182,600	$233,400	$250,400	$106,000	$—	1,056,200
Addback adjustments(5)							694,600
Other income and expenses(6)							255,100
Costs and expenses(7)							(1,284,600)
Net income							$721,300

Projected SPP NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	1.2%	4.0%	(0.9)%	2.2%	1.7%	1.5%
High	2.2%	5.0%	0.1%	3.2%	2.7%	2.5%

Projected SPP cash NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	3.25%	4.0%	1.7%	2.0%	0.75%	2.5%
High	4.25%	5.0%	2.7%	3.0%	1.75%	3.5%

(1)     The foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this Appendix. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this Appendix. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

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Non-GAAP Reconciliations

(2)     Prepayment costs associated with early retirement or payment of debt subsequent to the spin and RIDEA II transactions.

(3)     Severance-related charges primarily relate to the departure of our former President and Chief Executive Officer.

(4)     Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles and lease termination fees.

(5)     Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(6)     Represents interest income, gain on sales of real estate, other income, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(7)     Represents interest expense, depreciation and amortization, general and administrative expenses, and acquisition and pursuit costs.

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